EXHIBIT 99.1
Contacts:

Media	Investors
Brad Bishop	Paul Blair	James T. Crines
574-372-4291	574-371-8042	574-372-4264
bradley.bishop@zimmer.com	paul.blair@zimmer.com	james.crines@zimmer.com
Zimmer Holdings, Inc. Reports First Quarter 2009 Financial Results
•	Net Sales of $993 million represents a decrease of 6.3% reported (1.5% constant currency)

•	Diluted EPS for the first quarter were $0.91 reported, a decrease of 10.8% from the prior year period, and $0.95 adjusted, a decrease of 8.7% from the prior year period

•	Reaffirms full-year sales and adjusted EPS guidance
(WARSAW, IN) April 23, 2009—Zimmer Holdings, Inc. (NYSE and SWX: ZMH) today reported financial results for the quarter ended March 31, 2009. The Company reported first quarter net sales of $993 million, a decrease of 6.3% reported and 1.5% constant currency from the first quarter of 2008. Diluted earnings per share for the quarter were $0.91 reported and $0.95 adjusted, a decrease of 8.7% adjusted from the prior year period.
“Our performance for the first quarter was consistent with our expectations and we are reaffirming our 2009 sales and earnings guidance,” said David Dvorak, Zimmer President and CEO. “We continue to make progress in our efforts to rebuild momentum in our business. Our success at the annual AAOS meeting was highlighted by the large number of surgeons who attended our booth. In addition, we showcased our Trabecular MetalTM Technology and other innovative products, as well as our enhanced medical education program. Moreover, we have now emerged from federal monitoring and the Deferred

Prosecution Agreement with global business practices that position us for sustainable, long-term growth.”
Net earnings for the first quarter were $202.2 million on a reported basis and $210.0 million on an adjusted basis, a decrease of 14.0% adjusted from the prior year period. Operating cash flow for the first quarter was $185 million.
During the quarter, the Company utilized $54 million of cash and $247 million in borrowings to acquire 8.6 million shares under its $1.25 billion repurchase program. At the end of the quarter, $833 million of share repurchase authorization remained available under this program, which expires on December 31, 2009.
Guidance
The Company reaffirmed its full year 2009 sales and earnings guidance. It expects full-year revenues for 2009 to increase between 1% and 3% on a constant currency basis, with revenues anticipated to be flat in the second quarter of the year and improving thereafter. Assuming foreign currency exchange rates remain consistent with current levels, the Company estimates that foreign currency translation will reduce revenue by approximately 4% for the full year 2009. Adjusted diluted earnings per share are expected to show negative growth in the second and third quarters with positive growth in the fourth quarter. Full-year 2009 adjusted diluted earnings per share are projected to be in a range of $3.85 to $4.00.
Conference Call
The Company will conduct its first quarter 2009 investor conference call today, April 23, 2009, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.

Individuals who wish to dial into the conference call may do so at (888) 881-6248. International callers should dial (706) 634-6422. A digital recording will be available two hours after the completion of the conference call from April 23, 2009 to May 7, 2009. To access the recording, U.S./Canada callers should dial (800) 642-1687, and International callers should dial (706) 645-9291, and enter the Conference ID, 93622112. A copy of this press release and other financial and statistical information about the periods to be presented in the conference call will be accessible through the Zimmer website at http://investor.zimmer.com.
Sales Tables
The following tables provide sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter on both a reported and constant currency basis. Beginning in 2009, the Company’s Dental product category sales are no longer included within its Reconstructive products category. Prior year amounts related to Dental product category sales have been reclassified to conform to the 2009 presentation.

NET SALES — THREE MONTHS ENDED MARCH 31, 2009
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth
Geographic Segments
Americas	$595	(2)%	(1)%
Europe	265	(13)	1
Asia Pacific	133	(9)	(7)

Total	993	(6)	(1)

Product Categories
Reconstructive
Americas	443	(2)	(1)
Europe	219	(14)	(1)
Asia Pacific	100	(8)	(5)

Total	762	(7)	(1)

Knees
Americas	276	(1)	(1)
Europe	105	(13)	2
Asia Pacific	48	(10)	(3)

Total	429	(5)	—

Hips
Americas	142	(5)	(3)
Europe	108	(16)	(3)
Asia Pacific	50	(6)	(7)

Total	300	(9)	(4)

Extremities	33	4	8

Dental	47	(15)	(11)

Trauma	57	2	5

Spine	65	20	24

OSP and other	62	(21)	(19)

About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2008 sales were approximately $4.1 billion. The Company is supported by the efforts of approximately 8,500 employees worldwide.
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For more information about Zimmer, visit www.zimmer.com
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up and acquisition, integration and other expenses. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.
Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our compliance with the Corporate Integrity Agreement through 2012; the impact of our enhanced healthcare compliance global initiatives and business practices on our relationships with customers and consultants, our market share and our overall financial performance; the success of our quality initiatives; the outcome of the informal investigation by the U.S. Securities and Exchange Commission into Foreign Corrupt Practices Act matters announced in October 2007; price and product competition; changes in customer demand for our products and services caused by demographic changes or other factors; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; our ability to obtain and maintain adequate intellectual property protection; our ability to successfully integrate acquired businesses; our ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators and tax obligations and risks; the impact of temporarily suspending U.S. distribution of one of our key hip replacement products; product liability and intellectual property litigation losses; reductions in reimbursement levels from third-party payors and cost-containment efforts of healthcare purchasing organizations; our ability to retain the independent agents and distributors who market our products; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the costs of defending or resolving putative class action securities litigation and lawsuits, investigations or other proceedings resulting from our September 2007 settlement with the U.S. government and other matters. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 and 2008
(in millions, except per share amounts, unaudited)

	2009	2008	% Inc/(Dec)
Net Sales	$992.6	$1,059.2	(6)%
Cost of products sold	230.3	254.7	(10)

Gross Profit	762.3	804.5	(5)

Research and development	51.8	47.8	8
Selling, general and administrative	423.7	417.8	1
Acquisition, integration and other expense	7.0	7.3	(4)

Operating expenses	482.5	472.9	2

Operating Profit	279.8	331.6	(16)
Interest and other, net	(3.7)	1.0	(482)

Earnings before income taxes	276.1	332.6	(17)
Provision for income taxes	73.9	93.1	(21)

Net earnings	202.2	239.5	(16)
Less: Net earnings attributable to noncontrolling interest	—	(0.2)	(100)

Net Earnings of Zimmer Holdings, Inc.	$202.2	$239.3	(16)

Earnings Per Common Share
Basic	$0.91	$1.03	(12)
Diluted	$0.91	$1.02	(11)

Weighted Average Common Shares Outstanding
Basic	221.5	232.5
Diluted	222.1	233.9
Certain amounts in the 2008 consolidated statement of earnings have been reclassifed to conform to the 2009 presentation.

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31,	December 31,
	2009	2008
	(unaudited)
Assets
Current Assets:
Cash and equivalents	$212.8	$212.6
Restricted cash	2.7	2.7
Receivables, net	725.6	732.8
Inventories, net	947.0	928.3
Other current assets	307.6	302.2

Total current assets	2,195.7	2,178.6

Property, plant and equipment, net	1,257.2	1,264.1
Goodwill	2,754.1	2,774.8
Intangible assets, net	857.8	872.1
Other assets	167.1	149.4

Total Assets	$7,231.9	$7,239.0

Liabilities and Shareholders’ Equity

Current liabilities	$703.6	$771.1
Other long-term liabilities	312.5	353.9
Long-term debt	660.4	460.1
Shareholders’ equity	5,555.4	5,653.9

Total Liabilities and Shareholders’ Equity	$7,231.9	$7,239.0

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 and 2008
(in millions, unaudited)

	2009	2008

Cash flows provided by (used in) operating activities
Net earnings of Zimmer Holdings, Inc.	$202.2	$239.3
Depreciation and amortization	79.6	61.8
Share-based compensation	17.1	14.9
Inventory step-up	4.2	0.3
Income tax benefits from employee stock compensation plans	0.1	2.6
Excess income tax benefits from employee stock compensation plans	—	(1.6)
Changes in operating assets and liabilities
Income taxes	44.9	5.4
Receivables	(6.3)	(53.1)
Inventories	(32.2)	(14.3)
Accounts payable and accrued expenses	(111.5)	12.7
Other assets and liabilities	(13.5)	(25.3)

Net cash provided by operating activities	184.6	242.7

Cash flows used in investing activities
Additions to instruments	(45.3)	(57.5)
Additions to other property, plant and equipment	(30.9)	(53.4)
Acquisition of intellectual property rights	(7.6)	—
Investments in other assets	(0.6)	—

Net cash used in investing activities	(84.4)	(110.9)

Cash flows provided by (used in) financing activities
Net borrowings under credit facilities	210.0	—
Proceeds from employee stock compensation plans	3.3	16.8
Excess income tax benefits from employee stock compensation plans	—	1.6
Repurchase of common stock	(301.4)	(144.3)
Other	(7.8)	—

Net cash used in financing activities	(95.9)	(125.9)

Effect of exchange rates on cash and equivalents	(4.1)	6.2

Increase in cash and equivalents	0.2	12.1
Cash and equivalents, beginning of period	212.6	463.9

Cash and equivalents, end of period	$212.8	$476.0

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC SEGMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2009 and 2008
(in millions, unaudited)

	Three Months Ended March 31,
	2009	2008	% (Dec)

Americas	$594.6	$607.1	(2)%
Europe	265.1	305.5	(13)
Asia Pacific	132.9	146.6	(9)

Total	$992.6	$1,059.2	(6)

ZIMMER HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE MONTHS ENDED MARCH 31, 2009 and 2008
(in millions, unaudited)

	Three Months Ended March 31,
	2009	2008	% Inc/(Dec)

Reconstructive	$761.6	$815.5	(7)%
Dental	47.4	55.8	(15)
Trauma	56.9	55.7	2
Spine	64.6	54.0	20
OSP and other	62.1	78.2	(21)

Total	$992.6	$1,059.2	(6)

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Three Months Ended
	March 31, 2009
		Foreign	Constant
	Reported	Exchange	Currency
	% Growth	Impact	% Growth
Geographic Segments
Americas	(2)%	(1)%	(1)%
Europe	(13)	(14)	1
Asia Pacific	(9)	(2)	(7)
Total	(6)	(5)	(1)

Product Categories
Reconstructive
Americas	(2)	(1)	(1)
Europe	(14)	(13)	(1)
Asia Pacific	(8)	(3)	(5)
Total	(7)	(6)	(1)

Knees
Americas	(1)	—	(1)
Europe	(13)	(15)	2
Asia Pacific	(10)	(7)	(3)
Total	(5)	(5)	—

Hips
Americas	(5)	(2)	(3)
Europe	(16)	(13)	(3)
Asia Pacific	(6)	1	(7)
Total	(9)	(5)	(4)

Extremities	4	(4)	8

Dental	(15)	(4)	(11)

Trauma	2	(3)	5

Spine	20	(4)	24

OSP and other	(21)	(2)	(19)

ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings and Adjusted Net Earnings
For the Three Months Ended March 31, 2009 and 2008
(in millions, unaudited)

	Three Months
	Ended March 31,
	2009	2008

Net Earnings of Zimmer Holdings, Inc.	$202.2	$239.3
Inventory step-up	4.2	0.3
Acquisition, integration and other	7.0	7.3
Taxes on inventory step-up and acquisition, integration and other	(3.4)	(2.6)

Adjusted Net Earnings	$210.0	$244.3

ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS and Adjusted Diluted EPS
For the Three Months Ended March 31, 2009 and 2008
(unaudited)

	Three Months
	Ended March 31,
	2009	2008

Diluted EPS	$0.91	$1.02
Inventory step-up	0.02	—
Acquisition, integration and other	0.03	0.03
Taxes on inventory step-up and acquisition, integration and other	(0.01)	(0.01)

Adjusted Diluted EPS	$0.95	$1.04

ZIMMER HOLDINGS, INC.
Reconciliation of 2009 Projected Diluted EPS
and Projected Adjusted Diluted EPS
(unaudited)

Projected Twelve Months Ended December 31, 2009:	Low	High

Diluted EPS	$3.68	$3.83
Inventory step-up, net of tax	0.04	0.04
Acquisition, integration and other, net of tax	0.13	0.13

Adjusted Diluted EPS	$3.85	$4.00